POWER OF ATTORNEY



	The undersigned hereby constitutes and appoints BROADY R. HODDER,  FREDERICK L.
WILLIAMS, JR., and JILLIAN HARRISON, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others for him or her, and in his or her name, place and stead, in any capacities, to sign and file on his or her behalf any and all Forms 3, 4 and 5 and Form 144, relating to equity securities of Clearwire Corporation (the "Company"), pursuant to the requirements of Section 16 of the Securities Exchange Act of 1934
("Section 16") or Rule 144 of the Securities Act of 1933 ("Rule 144"), hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned's reporting obligations under Section 16 and Rule 144 with respect to equity securities of the Company shall cease.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 16th day of June, 2011.

Name: Kathleen H. Rae: 	           Signature: /s/ Kathleen H. Rae